SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2005
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110
(Address, including zip code, of principal executive offices)
(408) 333-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Transaction.
On August 23, 2005, Brocade Communications Systems, Inc. (the “Company”) made an irrevocable call for redemption of all of the Company’s outstanding 2% Convertible Subordinated Notes Due 2007 (the “Notes”) as of August 22, 2006 (the “Redemption Date”) in accordance with the terms of the Indenture dated as of December 21, 2001 between the Company and U.S. Bank National Association (as successor trustee to State Street Bank and Trust of California N.A.), as Trustee (the “Indenture”). In connection with the call for redemption of the Notes, the Company deposited with the Trustee $276.1 million in interest-bearing U.S. Treasury securities (the “Funds”), which will cover all interest scheduled to become due and owing on the Notes prior to the Redemption Date (which will continue to be paid from the Funds to the noteholders when due and payable) and all accrued interest, principal and call premium owing on the Notes on the Redemption Date, thereby fulfilling the Company’s obligations to the noteholders. The Funds will remain on the Company's balance sheet as restricted securities until the Redemption Date. The Company’s call for redemption of the Notes and deposit of the requisite principal, interest and call premium amount with the Trustee for the benefit of the noteholders discharged the Indenture effective as of August 23, 2005, subject only to the rights of the noteholders to receive payments of interest, principal and call premium from the Funds deposited with the Trustee and certain related rights. A call premium of 0.4% of the face value of the Notes will be due because the Notes will be redeemed prior to their due date of January 1, 2007.
The Company expects to record a loss on investments of approximately $4.7 million in the quarter ending October 29, 2005 with respect to the disposition of certain short-term and long-term investments that was necessary to deposit the Funds with the Trustee.
In the event that the Company had not exercised the call for redemption of the Notes, the Company expected to be declared in default under the Notes due to the Company’s inability to file its Form 10-Q for the quarter ended April 30, 2005 on or before August 23, 2005. In such an event, $279.7 million in principal and accrued interest would have become immediately due and payable under the Notes. The Notes would have otherwise been due in January 1, 2007.
The Company’s total cash and investments as of July 30, 2005, the end of the Company’s third fiscal quarter, was $733.8 million. As noted above, the Funds deposited with the Trustee on August 23, 2005 will remain on the Company's balance sheet as restricted securities until the Redemption Date.
FORWARD-LOOKING STATEMENTS
This Form 8-K contains forward-looking statements regarding the expected financial impact in the quarter ending October 29, 2005 resulting from the transaction described above. Those statements are subject to risks and uncertainties that may cause actual results to differ materially from expected results, including potential adjustments resulting from the quarter close process and review by the Company’s independent auditors of the financial results for the fourth quarter of fiscal 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: August 23, 2005	By:	/s/ Antonio Canova
Antonio Canova
Chief Financial Officer and Vice President, Administration